Exhibit 99.1

XTENT Announces Plan for NASDAQ Delisting and Filing of Certificate of Dissolution

MENLO PARK, Calif., August 5, 2009 — XTENT, Inc. (Nasdaq: XTNT) today announced that it has provided written notice to The NASDAQ Stock Market, Inc. (“NASDAQ”) of its intention to voluntarily delist its common stock from the NASDAQ Global Market. The Company currently anticipates that, on or about August 17, 2009, the Company will file with the Securities and Exchange Commission and NASDAQ a Form 25 relating to the delisting of XTENT’s common stock.  XTENT expects that trading in its common stock will be permanently suspended by NASDAQ effective at the open of trading on August 17, 2009, with official delisting of the common stock effective 10 days thereafter, on or about August 27, 2009, at which time XTENT’s transfer agent will close the stock transfer records and discontinue recording transfers of the common stock.

XTENT also announced today the filing of its Certificate of Dissolution with the Secretary of State of the State of Delaware, with an effective date of August 27, 2009.

The voluntary delisting of XTENT’s common stock from NASDAQ and the filing of the Certificate of Dissolution are being undertaken pursuant to the Plan of Complete Liquidation and Dissolution approved by XTENT’s stockholders on August 3, 2009.

For further information, please visit our website at http://www.xtentinc.com/.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties concerning XTENT’s proposed liquidation and dissolution.  Actual results may differ materially from the results predicted. More information about these and other important factors that could affect our business and financial results is included in the “Risk Factors” section of our quarterly report on Form 10-Q we filed with the SEC on July 24, 2009 and the proxy statement we filed with the SEC on June 8, 2009.

Contact:

Ronald Austin

General Counsel

650-433-4834

raustin@xtentinc.com